UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 10, 2021
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-03559	ATLANTIC CITY ELECTRIC COMPANY	21-0398280
(a New Jersey corporation) 500 North Wakefield Drive Newark, Delaware 19702 (202) 872-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 — Registrant's Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2021, Atlantic City Electric Company (ACE) issued $350 million aggregate principal amount of its First Mortgage Bonds, 2.300% Series due March 15, 2031. See Item 2.03 below for a description of the bonds and related agreements.

Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 10, 2021, ACE issued $350 million aggregate principal amount of its First Mortgage Bonds, 2.300% Series due March 15, 2031 (the Bonds). The Bonds were issued pursuant to ACE’s Mortgage and Deed of Trust, dated January 15, 1937, between ACE and The Bank of New York Mellon (formerly Irving Trust Company), as trustee, as amended and supplemented, including that certain Indenture Supplemental to the Mortgage and Deed of Trust, dated as of February 15, 2021 (the Supplemental Indenture), establishing the terms of the Bonds (the Mortgage). Subject to the exceptions and limitations contained in the Mortgage, the Bonds are secured, together with all bonds now or hereafter issued, under the Mortgage. The Bonds were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-233543-07).

The net proceeds from the sale of the Bonds will be used to refinance at maturity $200 million aggregate principal amount of ACE’s 4.35% first mortgage bonds due April 1, 2021, outstanding commercial paper obligations and for general corporate purposes.

The Bonds carry an interest rate of 2.300% per annum, which is payable semi-annually on March 15 and September 15, commencing on September 15, 2021. The Bonds are redeemable at any time at ACE’s option as provided in the Supplemental Indenture. A copy of the Supplemental Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

In connection with the issuance of the Bonds, Ballard Spahr LLP provided ACE with the legal opinions attached to this report as Exhibit 5.1 and Exhibit 8.1.

A copy of the Underwriting Agreement, dated March 3, 2021, among ACE, Mizuho Securities USA LLC and Scotia Capital (USA) Inc., as representatives of the several underwriters named therein, is filed as Exhibit 1.1 to this report.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed herewith and are exhibits to the Registration Statement on Form S-3, Registration No. 333-233543-07, as noted below:

Exhibit No.	Description
1.1	Underwriting Agreement dated March 3, 2021 among ACE, Mizuho Securities USA LLC and Scotia Capital (USA) Inc., as representatives of the several underwriters named therein.
4.1	Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 15, 2021
5.1	Exhibit 5 Opinion of Ballard Spahr LLP
8.1	Exhibit 8 Opinion of Ballard Spahr LLP
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

* * * * *

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.

The factors that could cause actual results to differ materially from the forward-looking statements made by ACE include those factors discussed herein as well as the items discussed in (1) ACE's 2020 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; and (2) other factors discussed in filings with the Securities and Exchange Commission by ACE.

Investors are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. ACE undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CITY ELECTRIC COMPANY

/s/ Phillip S. Barnett
Phillip S. Barnett
Senior Vice President, Chief Financial Officer and Treasurer
Atlantic City Electric Company
March 10, 2021

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated March 3, 2021 among ACE, Mizuho Securities USA LLC and Scotia Capital (USA) Inc., as representatives of the several underwriters named therein.
4.1	Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 15, 2021
5.1	Exhibit 5 Opinion of Ballard Spahr LLP
8.1	Exhibit 8 Opinion of Ballard Spahr LLP
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.